Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS, 11TH FLOOR

NEW YORK, NEW YORK 10105

May 10, 2019

14504 Hertz Quail Springs Parkway

Oklahoma City, OK 73134

Re: Registration Statement of Bricktown Restaurant Group, Inc.

Ladies and Gentlemen:

We have acted as United States counsel to Bricktown Restaurant Group, Inc., a Delaware corporation (the “Company”) in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of up to 1,875,000 shares of the Company’s common stock, par value $0.001 per share of the Company, including the underwriters’ over-allotment option (collectively the “Shares”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on April 3, 2019 (File No. 333-230710) (as amended, the “Registration Statement”), and to which this opinion will be filed as an exhibit.

We understand that the Shares are to be sold to the underwriters named in the Registration Statement for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form of which is filed as an exhibit to the Registration Statement, to be entered into by and among the Company and such underwriters (the “Underwriting Agreement”).

In connection with the opinion expressed herein, we have examined the Underwriting Agreement, we have examined such additional documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Notwithstanding anything in this letter which might be construed to the contrary, we express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law and all applicable judicial determinations in connection therewith. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Furthermore, this opinion is furnished only to the Company, and is solely for the benefit of the Company. This letter may not be relied upon by any other person or entity for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person or entity for any purpose other than the Registration Statement and the transactions contemplated thereby without our prior written consent, which may be granted or withheld in our sole discretion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP